                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             BELLSOUTH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------
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    THE FOLLOWING "NEWS RELEASE" WAS RELEASED TO THE EMPLOYEES OF BELLSOUTH
                                  CORPORATION.



NEWS RELEASE                                                    [BELLSOUTH LOGO]

BELLSOUTH CORPORATION
1155 Peachtree Street, N.E.
Atlanta, GA  30309-3610


               BELLSOUTH SETS DATE FOR SPECIAL SHAREHOLDER MEETING

   BELLSOUTH FILES DEFINITIVE PROXY MATERIALS FOR ITS TRACKING STOCK PROPOSAL
                   WITH THE SECURITIES AND EXCHANGE COMMISSION

ATLANTA - Wednesday, Oct. 11 - BellSouth today announced that its Board of Directors has set Tuesday, December 5 for a special meeting of BellSouth shareholders. At the meeting, BellSouth shareholders will vote on amendments to BellSouth's charter that will allow the creation of the BellSouth Latin America group tracking stock, which is intended to reflect or to "track" the separate performance of BellSouth's operations in Latin America.

BellSouth shareholders of record on October 17 will be eligible to vote at the special meeting. The special meeting will take place at the Cobb Galleria Centre, 2 Galleria Parkway, Atlanta, GA beginning at 9:00 a.m. local time.

The company also filed its definitive proxy statement with the SEC. The company expects to begin mailing its proxy statement and voting materials to shareholders later this week. Shareholders will receive the definitive proxy statement for free in connection with the solicitation of proxies for the special meeting. Shareholders should carefully review the definitive proxy statement because it contains important information. Shareholders can also obtain the definitive proxy statement for free at the SEC's Internet Web site at http://www.sec.gov.

BellSouth is a communications company serving more than 40 million customers in 17 countries. It provides local and long distance wireline and wireless telecommunications, advertising and directory publishing services and products and video entertainment services. Its services also include digital and data services, web design and hosting, Internet access, e-commerce and other services to residences and businesses and institutions of all sizes.


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                                                                [BELLSOUTH LOGO]

                                     (more)

BellSouth Sets Date for Special Shareholder Meeting
Page 2

BellSouth and certain other persons referred to below may be deemed to be participants in the solicitation of proxies of BellSouth's shareholders to adopt the proposals set forth in the definitive proxy statement. The participants in this solicitation may include the directors and executive officers of BellSouth, who may have an interest in the transaction including as a result of holding shares or options of BellSouth common stock. A detailed list of the names and interests of BellSouth's directors and executive officers is contained in BellSouth's proxy statement for its 2000 annual meeting and its Form 10-K for the fiscal year ended December 31, 1999, respectively, both of which may be obtained without charge at the SEC's Internet Web site at http://www.sec.gov.


                                       ###

NOTES:

On or after October 11, 2000, shareholders also can review BellSouth's Definitive Proxy Statement that has been filed with the SEC by visiting BellSouth's Investor Relations Web site at www.bellsouth.com/investor.

Shareholders may direct questions about the tracking stock proposal, to (800) 969-2372.

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BELLSOUTH'S SOLICITATION OF PROXIES IS SUBJECT TO THE RULES OF THE SECURITIES
AND EXCHANGE COMMISSION. All communications, that is, communications to the press or to employees, including emails, regarding the proxy solicitation and any possible public offering of Latin America group stock must be cleared with the legal department and public relations in advance.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.